Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of LOKB and Legacy Navitas adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed balance sheet of LOKB as of June 30, 2021 and the historical unaudited condensed consolidated balance sheet of Navitas as of June 30, 2021 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statement of operations of LOKB for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Navitas for the six months ended June 30, 2021 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, as summarized below, had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of LOKB for the year ended December 31, 2020 and historical audited consolidated statement of operations of Navitas for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, as summarized below, had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are incorporated by reference in this Current Report:

•

the (a) historical audited financial statements of LOKB as of December 31, 2020 and for the period August 12, 2020 through December 31, 2020 and (b) historical unaudited condensed financial statements of LOKB as of and for the six months ended June 30, 2021;

•

the (a) historical audited consolidated financial statements of Navitas as of and for the years ended December 31, 2020 and December 31, 2019 and (b) historical unaudited condensed consolidated financial statements of Navitas as of and for the six months ended June 30, 2021; and

•

other information relating to LOKB and Navitas included in this Current Report or incorporated by reference, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LOKB,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Navitas” and other financial information included elsewhere or incorporated by reference in this Current Report.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the other events contemplated by the Business Combination Agreement taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands, except share and per share amounts)

	Historical
	LOKB	Navitas	5 Pro Forma Adjustments			Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$163	$23,848	$283,691	5	(a)	$307,702
Accounts receivable, net	—	4,501	—			4,501
Inventory	—	7,924	—			7,924
Prepaid expenses and other current assets	257	2,902	(257)	5	(b)	2,902

Total current assets	420	39,175	283,434			323,029
Property and equipment, net	—	1,180	—			1,180
Intangible assets, net	—	344	—			344
Notes receivable	—	215				215
Other assets and deposits	—	223	—			223
Cash and marketable securities held in trust account	253,079	—	(253,079)	5	(c)	—

Total assets	$253,499	$41,137	$30,355			$324,991

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$135	$9,270	$4,502	5	(n)	$13,907
Current debt obligations	—	2,200	—			2,200

Total current liabilities	135	11,470	4,502			16,107
Long-term debt, net of current portion	—	3,778	—			3,778
Derivative warrant liabilities	29,475	—	—			29,475
Other long-term liabilities	—	66	84,218	5	(m)	84,284
Deferred underwriting fee payable	8,067	—	(8,067)	5	(d)	—

Total liabilities	37,677	15,314	80,653			133,644
LOKB common stock subject to possible redemption	210,822	—	(210,822)	5	(e)	—
Navitas Series A convertible preferred shares, $0.0001 par value	—	14,970	(14,970)	5	(f)	—
Navitas Series B convertible preferred shares, $0.0001 par value	—	27,371	(27,371)	5	(f)	—
Navitas Series B-1 convertible preferred shares, $0.0001 par value	—	14,786	(14,786)	5	(f)	—
Navitas Series B-2 convertible preferred shares, $0.0001 par value	—	52,379	(52,379)	5	(f)	—
Shareholders’ Equity:
Navitas common shares, $0.0001 par value	—	3	(3)	5	(g)	—
LOKB Class A common stock, $0.0001 par value	—	—	—	5	(h)	—
LOKB Class B common stock, $0.0001 par value per share	1	—	(1)	5	(h)	—
Surviving Pubco Class A common stock, $0.0001 par value	—	—	13	5	(j)	13
Additional paid-in capital	19,303	18,295	283,500	5	(k)	321,098
Accumulated deficit	(14,304)	(101,977)	(13,479)	5	(b)(i)(n)	(129,760)
Accumulated other comprehensive loss	—	(4)	—			(4)

Total shareholders’ equity attributable to common shareholders	5,000	(83,683)	270,030			191,347

Total liabilities, common stock subject to possible redemption, convertible preferred shares and shareholders’ equity	$253,499	$41,137	$30,355			$324,991

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	Historical
	LOKB	Navitas	6 Pro Forma Adjustments			Pro Forma Statement of Operations
Revenue, net	$—	$10,767	$—			$10,767
Cost of goods sold	—	5,930	—			5,930

Gross profit	—	4,837	—			4,837
Operating expenses:
Research and development	—	10,521	2,018	6	(a)	12,539
Selling, general, and administrative	—	20,163	3,866	6	(a), 6(d)	24,029
Formation costs and other operating expenses	1,610	—	—			1,610

Total operating expenses	1,610	30,684	5,884			38,178

Loss from operations	(1,610)	(25,847)	(5,884)			(33,341)
Other income (expense), net:
Interest income	64	3	(64)	6	(b)	3
Interest expense	—	(127)	—			(127)
Other income (expense), net	(9,039)	—	—			(9,039)

Total other income (expense), net	(8,975)	(124)	(64)			(9,163)

Income (loss) before income taxes	(10,585)	(25,971)	(5,948)			(42,504)
Income tax expense		(24)	—			(24)

Net income (loss)	$(10,585)	$(25,995)	$(5,948)			$(42,528)

Weighted average shares outstanding of Class A redeemable common stock	25,300	18,571	—			118,408	6	(c)
Basic and diluted net loss per share, Class A redeemable common stock	$—	$(1.40)	$—			$(0.36)	6	(c)
Weighted average shares outstanding of Class B non-redeemable common stock	6,325	—	—			—	6	(c)
Basic and diluted net income per share, Class B non-redeemable common stock	$(1.67)	$—	$—			$—	6	(c)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	Historical
	LOKB	Navitas	6 Pro Forma Adjustments			Pro Forma Statement of Operations
Revenue, net	$—	$11,849	$—			$11,849
Cost of goods sold	—	8,134	—			8,134

Gross profit	—	3,715	—			3,715
Operating expenses:
Research and development	—	13,049	6,876	6	(a)	19,925
Selling, general, and administrative	—	9,469	4,989	6	(a)	14,485
Formation costs and other operating expenses	137	—	13,222	6	(d), (e)	13,359

Total operating expenses	137	22,518	25,087			47,742

Loss from operations	(137)	(18,803)	(25,087)			(44,027)
Other income (expense), net:
Interest income	19	4	(19)	6	(b)	4
Interest expense	—	(240)	—			(240)
Other income (expense), net	(3,601)	—	—			(3,601)

Total other income (expense), net	(3,582)	(236)	(19)			(3,837)

Income (loss) before income taxes	(3,719)	(19,039)	(25,106)			(47,864)
Income tax expense	—	(5)	—			(5)

Net income loss	$(3,719)	$(19,044)	$(25,106)			$(47,869)

Weighted average shares outstanding of Class A redeemable common stock	25,300	14,847	—			106,930	6	(c)
Basic and diluted net loss per share, Class A redeemable common stock	$—	$(1.28)	$—			$(0.45)	6	(c)
Weighted average shares outstanding of Class B non-redeemable common stock	5,645	—	—			—	6	(c)
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.66)	$—	$—			$—	6	(c)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

The Business Combination

On May 6, 2021, LOKB, Live Oak Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the Laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company (“Navitas Delaware” and, together with Navitas Ireland, “Navitas”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement” or “BCA”), pursuant to which, among other things, LOKB was obligated to commence a tender offer for the entire issued share capital of Navitas Ireland (the “Tender Offer”), and Merger Sub would merge with and into Navitas Delaware (the “Merger” and together with the other transactions related thereto, the “Proposed Transactions”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of LOKB, and as a result of the Tender Offer and the Merger, Navitas would become a wholly owned direct subsidiary of LOKB.

LOKB completed the Tender Offer to acquire each allotted Navitas Ireland Common Share (other than Navitas Ireland Restricted Shares granted pursuant to Navitas’ 2020 Equity Incentive Plan) and each Navitas Ireland Preferred Share for (i) the number of shares of Class A Common Stock equal to the Navitas Ireland Exchange Ratio and (ii) the contingent right to receive the applicable Earnout Shares, in each case, without interest.

At the Closing on October 19, 2021, each Navitas Delaware Common Share (other than the outstanding Navitas Delaware Restricted Shares) and each Navitas Delaware Preferred Share, in each case, issued and outstanding immediately prior to the Effective Time, was canceled and converted into the right to receive (A) the number of shares of Class A Common Stock equal to the Navitas Delaware Exchange Ratio and (B) the contingent right to receive the applicable Earnout Shares, in each case, without interest.

All Eligible Navitas Equityholders were expected to receive equity in the aggregate equal to $950.0 million (based on $10 per share), less an amount equal to the stamp duty estimated to be owed to the Irish taxing authority in connection with the Closing of the Business Combination, plus Earnout Shares. LOKB issued 78,954,051 shares of Class A Common Stock in connection with the Business Combination as part of the Per Share Tender Offer Consideration and the Per Share Merger Consideration. In addition, LOKB reserved 15,802,050 shares of Class A Common Stock for issuance with respect to options, restricted shares, restricted stock units and warrants issued in exchange for the release and extinguishment of outstanding pre-Business Combination Navitas Options, Navitas Restricted Shares, Navitas Restricted Stock Units and Navitas Warrants.

The aggregate Tender Offer and Merger consideration paid by LOKB pursuant to the BCA was equal to $950 million, subject to adjustment, in the form of 95,000,000 shares of Class A Common Stock or rights to receive shares of Class A Common Stock (valued at $10.00 per share). The aggregate consideration will be reduced by an amount equal to the stamp duty estimated to be owed to the Irish taxing authority in connection with the closing of the Business Combination.

The PIPE Financing

Contemporaneously with the execution of the BCA, LOKB entered into the Signing Subscription Agreements with the Signing PIPE Investors, pursuant to which the Signing PIPE Investors agreed to purchase, and LOKB agreed to sell, an aggregate of 14,500,000 shares of Class A Common Stock, in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $145 million. Additionally, on

August 17, 2021, LOKB entered into the Initial Additional Subscription Agreement with the Initial Additional PIPE Investor, pursuant to which the Additional PIPE Investor agreed to purchase, and LOKB agreed to sell to the Additional PIPE Investor, an aggregate of 1,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $10 million in the PIPE Financing. The Initial Additional PIPE Investor is an affiliate of an existing shareholder of Navitas.

On October 6, 2021, LOKB entered into subscription agreements (the “Additional Subscription Agreements” and, together with the Signing Subscription Agreements and the Initial Additional Subscription Agreement, the “Subscription Agreements”) with two investors (the “Additional Subscribers” and, together with the Signing Subscribers and the Initial Additional Subscriber, the “Subscribers”), pursuant to which the Additional Subscribers agreed to purchase, and LOKB agreed to sell to the Additional Subscribers, an aggregate of 1,800,000 shares of LOKB Class A Common Stock (the “Additional PIPE Shares” and, together with the Signing PIPE Shares and the Initial Additional PIPE Shares, the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $18 million, in a private placement (the “Additional PIPE” and, together with the Signing PIPE and the Initial Additional PIPE, the “PIPE”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements will take place substantially concurrently with the closing of the Business Combination (the “Closing”) and is contingent upon, among other customary closing conditions, the subsequent consummation of the Business Combination. The purpose of the PIPE Financing is to raise additional capital for the combined company following the Closing.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). LOKB has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Financing.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Business Combination and the PIPE Financing as if they occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the Business Combination and the PIPE Financing as if they occurred on January 1, 2020, the beginning of the earliest period presented.

The pro forma adjustments reflecting the consummation of the Business Combination and the PIPE Financing are based on certain currently available information and certain assumptions and methodologies that LOKB believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. LOKB believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Financing based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. LOKB and Navitas have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions of 10,135,544 LOKB shares of Class A Common Stock for aggregate Redemption payments of $101.4 million from the trust account on the closing date of the Business Combination.

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•

the (i) audited historical financial statements of LOKB for the period from August 12, 2020 (inception) through December 31, 2020 and (ii) unaudited historical condensed financial statements of LOKB as of and for the six months ended June 30, 2021 and the related notes, in each case, incorporated by reference in this Current Report;

•

the (i) audited historical consolidated financial statements of Navitas for the year ended December 31, 2020 and (ii) unaudited historical condensed consolidated financial statements of Navitas as of and for the six months ended June 30, 2021 and the related notes, in each case, incorporated by reference in this Current Report; and

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LOKB,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Navitas,” and other financial information relating to LOKB and Navitas included elsewhere and incorporated by reference in this Current Report.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3. Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although LOKB will issue shares for outstanding equity interests of Navitas in the Business Combination, LOKB will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Navitas issuing stock for the net assets of LOKB, accompanied by a recapitalization. The net assets of LOKB will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Navitas.

Navitas has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	The former owners of Navitas hold the largest portion of voting rights in the combined company;

•	Navitas has the right to appoint a majority of the directors in the combined company;

•	Navitas’ existing senior management team will comprise senior management of the combined company;

•	The operations of the combined company will represent the operations of Navitas;

•	The combined company will assume Navitas’ name and headquarters.

4. Capitalization

The following summarizes the pro forma ownership of Class A common stock of the Surviving Company following the Business Combination and the PIPE Financing:

	Shares	%
Equity Capitalization Summary
Navitas Equityholders(1)	94,756,101	71.0%
LOKB Public Shareholders(2)	15,164,456	11.3%
LOKB Sponsor(3)	6,315,000	4.7%
PIPE Investors(4)	17,300,000	13.0%

Total Class A common stock of Surviving Company	133,535,557	100.0%

(1)

Includes 78,954,051 shares of Class A Common Stock issued to Navitas Shareholders and 15,802,050 shares of Class A Common Stock reserved for issuance in respect of (i) options issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Options, (ii) restricted stock issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Shares, (iii) restricted stock units issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Stock Units and (iv) warrants issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Warrants, in each case that may be exercised at a later date.

Excludes (i) the reduction in the aggregate number of shares of Class A Common Stock issuable under the Business Combination Agreement based on the estimated stamp duty, as such amount will not be known with certainty until immediately prior to Closing, and (ii) the potential issuance of the Earnout Shares to the Eligible Navitas Equityholders. During the Earnout Period, we may issue to Eligible Navitas Equityholders up to 10,000,000 additional shares of Class A Common Stock in the aggregate in three equal tranches upon the satisfaction of price targets of $12.50, $17.00 or $20.00, which price targets are based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the exchange on which the shares of Class A Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period during the Earnout Period, or upon certain change of control transactions that imply a per share value that would satisfy the price targets.

(2)	Reflects redemptions of 10,135,544 shares of Class A Common Stock for aggregate Redemption payments of $101.4 million using a per-share Redemption Price of $10.00 from the Trust Account.
(3)

Assumes the 1,265,000 shares of Class A Common Stock that will be subject to forfeiture in accordance with the Sponsor Letter Amendment are treated as if owned by the Sponsor, although they will be held subject to forfeiture and cancellation by the Company.

(4)	Reflects the consummation of the PIPE Financing for aggregate proceeds of $173.0 million, with 17,300,000 shares of Class A Common Stock issued to the PIPE Investors.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments ($ in thousands, unless otherwise noted)

(a)	To reflect the net cash proceeds from the Business Combination and the PIPE Financing as follows:

Release of Trust Account	$253,079	5	(c)
Redemptions of LOKB Class A Common shares	(101,388)	5	(l)
Payment of LOKB deferred underwriting fee payable	(8,067)	5	(d)
Payment of other transaction expenses	(32,933)	5	(i)
Proceeds from PIPE Financing (see Note 1 above)	173,000	5	(k)

Cash and cash equivalents	$283,691

(b)	To reflect the reclassification of $257 of transaction expense prepaid by LOKB to accumulated deficit upon completion of the Business Combination.

(c)	To reflect the release of $253,079 from the Trust Account (see Note 5(a)).

(d)	To reflect the settlement of $8,067 of deferred underwriting fees incurred during LOKB’s IPO that are contractually due upon completion of the Business Combination (see Note 5(a)).

(e)	Assuming no shares of Class A Common Stock are redeemed, the LOKB shares of Class A Common Stock subject to possible redemption of $210,822 would be transferred to permanent equity (see Note 5(k)).

(f)	To reflect the recapitalization of the combined company through the exchange of Navitas redeemable convertible preferred stock for common stock of the post-combination company.

(g)	To reflect the recapitalization of the combined company through the exchange of Navitas common stock for common stock of post-combination company.

(h)	To reflect the recapitalization of the combined company through the exchange of LOKB common stock for the common stock of post-combination company.

(i)

To reflect the payment of transaction expenses of $32,933, net of $8,067 of deferred underwriting fees, from proceeds released from the Trust Account and proceeds from the PIPE Financing (see Note 5(a)). Of the $32,933, transaction expenses totaling $24,213 represent incremental costs directly attributable to the Business Combination and PIPE Financing and as such, are charged against the proceeds of the transaction, while $8,720 represent financial advisory fees incurred by LOKB that are not considered to be offering costs and are reflected as an adjustment to expenses in the year ended December 31, 2020.

(j)	To reflect the reclassification from additional paid in capital to par value of common stock for 133,535,609 shares of post-combination company at $0.0001.

(k)

To reflect the recapitalization of the combined company through the exchange of all the share capital of LOKB and Navitas for common stock of post-business combination LOKB and the following equity transactions:

Reclassification of common stock subject to possible redemption	$210,822	5	(e)
Redemption of Class A Common shares	$(101,388)	5	(l)
Reclassification of Navitas’ redeemable convertible preferred shares to permanent equity	109,506	5	(f)
Reclassification of post-combination company common stock par value	(13)	5	(j)
Proceeds from PIPE Financing (see Note 1 above)	173,000	5	(a)
Reclassification of Navitas’ ordinary shares par value to additional paid in capital.	3	5	(g)
Reclassification of LOKB common stock par value to additional paid in capital.	1	5	(h)
Payments of transaction expenses	(24,213)	5	(i)
Reclassification of contingent consideration from additional paid in capital.	(84,218)	5	(m)

Total shareholders’ equity	$283,500

(l)	Reflects the redemption of 10,135,544 shares of Class A Common Stock for $101,388.

(m)

To record a contingent consideration liability for the fair value of the Earnout Shares attributable to non-employee equityholders. The Company assessed the Earnout and has concluded that the Earnout Shares for non-employees (estimated to be approximately 7,310,000 shares) will be classified as a liability and measured at fair value with changes in fair value recorded in current earnings. The portion of the Earnout related to Navitas Employee equityholders (estimated to be 2,690,000 shares), which is subject to vesting, will be accounted for under ASC 718 for classification and measurement – see Note 6(a). The Company determined the fair value of the Earnout Shares as of October 19, 2021to be $11.52 per share using the Monte Carlo simulation method. The fair value is based on the simulated price of the Company under twenty thousand scenarios over the five-year maturity date of the contingent consideration. The key inputs used in the determination of the fair value included exercise prices of $12.50, $17.00 and $20.00, volatility of 47% (based on the implied volatility of 13 comparable public companies), LOKB common share price of $13.38, and a risk-free rate of return of 1.17%. Post-combination, the fair value of the contingent consideration liability will be remeasured each reporting period and changes in value will be reflected in net income (loss). For every $1 change in the per share fair value of the Earnout Shares, the contingent consideration liability will change by approximately $7.3 million. Please see Business Combination, Earnout incorporated by reference in this Current Report for additional information about the Earnout.

(n)

The Stamp Duty Amount of $4,502 is an obligation of LOKB equal to 1% of the value of the transferred Navitas Ireland shares (at the time of transfer), which is payable in the tax year in which the transfer occurs. The Stamp Duty Amount is reflected as an accrued liability and a reduction of shareholders equity as of June 30, 2021.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2021 and the Year Ended December 31, 2020

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma adjustments ($ in thousands, unless otherwise noted)

(a)

To record share-based compensation expense related to Earnout Shares attributable to Eligible Company Employee equityholders, based on the estimated fair value of the Earnout at the Closing, amortized for the respective vesting periods of each statement of operations presented herein, as if vesting began January 1, 2020. The expense adjustment is allocated between selling, general and administrative expense and research and development expense based on the relative allocation of operating expenses between the two categories for each of the respective periods presented because the Company has not yet performed an allocation of the Earnout Shares to individual employees. As of June 30, 2021, unrecognized compensation expense of $13.2 million is expected to be recognized over a weighted average period of 0.95 years.

(b)	To eliminate interest income and unrealized gains earned on the Trust Account which will be released upon closing of the Business Combination.

(c)

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-business combination LOKB shares of Class A Common Stock outstanding at the closing of the Business Combination and the PIPE Financing assuming they each occurred on January 1, 2020. For the issuance of additional shares in connection with the Business Combination, the calculations assume the shares were outstanding at the beginning of the periods presented. When assuming redemptions, the calculations are adjusted to eliminate such shares for the entire periods. As the unaudited pro forma condensed combined statements of operations are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (see Note 4(a) above).

The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common shareholders for the periods indicated because including them would have had an antidilutive effect:

(In thousands)	Six months ended June 30, 2021	Year ended December 31, 2020
Warrants to purchase common shares (Navitas Warrants)	1,283	1,283
Stock options potentially exercisable for common shares	10,844	11,860
Shares underlying public warrants of LOKB	8,433	8,433
Shares underlying private placement warrants of LOKB	4,667	4,667

	25,227	26,243

(d)

The Stamp Duty Amount of $4,502 is an obligation of LOKB equal to 1% of the value of the transferred Navitas Ireland shares (at the time of transfer), which is payable in the tax year in which the transfer occurs.

The Stamp Duty Amount is reflected as an expense in the pro forma income statement for the year ended December 31, 2020.

(e)

To reflect the payment of estimated transaction expenses of $8,720, which represent financial advisory fees incurred by LOKB that are not considered to be offering costs and are reflected as an adjustment to expenses in the year ended December 31, 2020.